UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2007
SANDY SPRING BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
17801 Georgia Avenue
Olney, Maryland 20832
(Address of principal executive offices)
(301) 774-6400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors
     In accordance with the terms of the previously announced agreement and plan of merger under which Sandy Spring Bancorp, Inc. agreed to acquire Potomac Bank of Virginia by way of a merger of Potomac Bank of Virginia with and into a wholly-owned subsidiary of Sandy Spring Bancorp, Inc., Marshall H. Groom, a former director of Potomac Bank of Virginia, was appointed to the Board of Directors of Sandy Spring Bancorp, Inc. effective as of 11:59 p.m. on February 15, 2007, the effective time of the merger.
     Under the agreement and plan of merger, Sandy Spring Bancorp, Inc. agreed to increase the number of directors constituting its Board of Directors by one and to appoint Mr. Groom to fill the vacancy created by such increase effective as of the effective time of the merger.
     No determination has been made at this time as to the board committees (if any), on which Mr. Groom will serve.
Item 8.01. Other Events
     On February 16, 2007, Sandy Spring Bancorp, Inc. issued a press release announcing the completion of its acquisition of Potomac Bank of Virginia. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release issued by Sandy Spring Bancorp, Inc. on February 16, 2007 announcing the completion of the merger of Potomac Bank of Virginia with and into Sandy Spring Bank, a wholly-owned subsidiary of Sandy Spring Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandy Spring Bancorp, Inc. (Registrant)
By:	/s/ Hunter R. Hollar
	Name:	Hunter R. Hollar
	Title:	President and Chief Executive Officer

Date: February 22, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Sandy Spring Bancorp, Inc. on February 16, 2007 announcing the completion of the merger of Potomac Bank of Virginia with and into Sandy Spring Bank, a wholly-owned subsidiary of Sandy Spring Bancorp, Inc.

4